                                 Exhibit (8)(f)

               Sub-Custodian Agreement dated as of March 19, 1999
                                     between
                  State Street Bank and Trust Company, NBD Bank
                                       and
                             One Group Mutual Funds

                             SUBCUSTODIAN AGREEMENT
                             ----------------------

         This Subcustodian Agreement (the "Agreement") is entered into as of March , 1999 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Custodian"), NBD Bank (the "Subcustodian") and One Group(R) Mutual Funds, an open-end management investment company registered under the Investment Company Act of 1940 ("One Group").

                             Background Information
                             ----------------------

A. The Custodian has been appointed as custodian for One Group pursuant to a Custodian Agreement between the Custodian and One Group (the "Custodian Agreement").

B. Banc One Investment Advisors Corporation, an investment advisor registered under the Investment Advisers Act of 1940 ( "BOIA") serves as investment adviser to The One Group.

C. Prior to the merger between the Pegasus Funds and One Group, the Subcustodian held certain mortgage-backed securities and other assets (collectively, the "Securities") on behalf of the Pegasus Funds. Until such time as such Securities are sold on behalf of One Group or transferred to the Custodian, the Subcustodian is willing to continue to hold such Securities in an account (each, an "Account") established on behalf of the funds of the One Group listed on EXHIBIT A hereto.

                             STATEMENT OF AGREEMENT
                             ----------------------

         The parties hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

         Section 1. Appointment of the Subcustodian. One Group hereby instructs the Custodian to appoint and the Custodian hereby appoints Subcustodian to hold certain cash and the Securities. Subcustodian represents that it is qualified to act as a custodian for a registered investment company under the Investment Company Act of 1940, as amended. Subcustodian shall only be responsible for custody hereunder of Securities actually delivered to it and then only while it is held in and as a part of an Account. All securities accepted by Subcustodian on behalf of One Group under the terms of this Agreement shall be in "street name" or other good delivery form.

         Section 2. Registration of Securities. Securities held by the Subcustodian (other than bearer securities) shall be registered in the name of the Custodian or in the name of any nominee of the Custodian or in the name of the Subcustodian or of any nominee of the Subcustodian or in the name of any depository designated by the Subcustodian or its nominee.

         Section 3. Accounts. The Subcustodian may hold securities in: (i) the bank vault of Subcustodian; (ii) such other banks or trust companies as have been approved by One Group and pursuant to a written agreement between such other banks or trust companies and the Subcustodian; (iii) its accounts with a clearing agency registered with the Securities and Exchange Commission under
Section 17A of the Securities Exchange Act of 1934, which acts as



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a securities depository (the "Securities Depository"); or (iv) a book-entry account which is maintained for the Subcustodian by a Federal Reserve Bank (the "Book Entry Account").

         So long as Subcustodian maintains any account pursuant to (iii) or (iv) above for One Group, Subcustodian shall: (i) identify as belonging to One Group a quantity of such securities in the fungible bulk of securities (A) registered in the name of Subcustodian or its nominee, or (B) shown on Subcustodian's account on the books of the Securities Depository, the Book-Entry Account, or Subcustodian's agent; (ii) promptly send to the Custodian reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its system of internal accounting control; and (iii) send to the Custodian such reports of the systems of internal accounting control of Subcustodian and its agents through which such securities are deposited as are available and as the Custodian may reasonably request from time to time.

         Section 4. Collection of Income. Subcustodian shall collect all income and other payments with respect to registered securities held in an Account to which One Group shall be entitled by law or pursuant to custom in the securities business, and shall collect all income and principal and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by Subcustodian in an Account. Subcustodian shall detach and present for payment all coupons and other income and principal items requiring presentation as and when they become due, shall collect dividends and interest when due on securities held in an Account, and shall endorse and deposit for collection, in the name of One Group, checks, drafts, and other negotiable instruments on the same day as received.

         Subcustodian shall not be under any obligation or duty to take action to effect collection of any amount, if the Securities on which such amount is payable are in default and payment is refused after due demand or presentation. Subcustodian will, however, notify BOIA in writing within a reasonable period of time of such default and refusal to pay.

         Section 5. Instructions. Instructions furnished to the Custodian by BOIA or to the Subcustodian by BOIA or the Custodian with respect to this Agreement shall be signed by such officer or officers of the party giving such instructions as are authorized from time to time by such party (each an "Authorized Person"); provided, however, that each of the Custodian and the Subcustodian is authorized to accept and act upon orders, whether given orally, by telephone or otherwise, which the Custodian or the Subcustodian reasonably believes to be given by an Authorized Person. All oral instructions shall be promptly confirmed in writing. The records of the Subcustodian and the Custodian shall be presumed to reflect accurately any oral instructions given by an Authorized Person or a person believed by such party to be an Authorized Person.

         Section 6. Voting and Other Actions. Subcustodian shall promptly deliver or mail to BOIA all forms of proxies and all notices of meetings affecting or relating to Securities held in an Account. Upon receipt of instructions of BOIA, Subcustodian shall execute and deliver such proxies or other authorizations as may be required. Neither Subcustodian nor its nominee shall vote any securities or execute any proxy to vote the same or give any consent to take any other action with respect thereto.

         Section 7. Responsibility of Subcustodian. The Subcustodian shall use the same care with respect to the receiving, safekeeping, handling, and delivering of Securities, as applicable, held



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under this Agreement as it uses in respect of its own similar securities, but it need not maintain any special insurance for the benefit of the Custodian, BOIA, or One Group. The Subcustodian shall not be liable for any action taken or thing done by it in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or willful misconduct on the Subcustodian's part. The Custodian shall not be liable for any action taken or thing done by
(i) the Subcustodian or (ii) the Custodian in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or willful misconduct on the Custodian's part. In providing the services hereunder, it is understood that the Subcustodian shall neither render advice to the Custodian, BOIA , or The One Group as to the value of securities or other property, or make recommendations as to the advisability of investing in, purchasing, loaning, or selling Securities or other property, nor shall the Subcustodian, either directly or indirectly, have any discretionary authority or control with respect to purchasing, loaning, or selling Securities or other property for One Group.

         Subcustodian shall release and deliver securities held in a Account and take any other action as directed by BOIA, with respect to dividends, splits, distributions, spin-offs, puts, calls, conversions, redemptions, tenders, exchanges, mergers, reorganizations, rights, warrants, or any other similar activity relating to the securities. Subcustodian shall request direction of BOIA upon receipt of actual notice where One Group has an option as to any such activity. For purposes of this paragraph, Subcustodian shall be deemed to have actual notice if any such activity is published in one or more of the following publications: J.J. Kenny's Munibase System, Financial Card Service, Xcitek, Inc., Standard & Poors' Called Bond Listing, Depository Trust Reorganization Notices, and The Wall Street Journal. If Subcustodian does not have actual notice of such activity, any such activity will be handled by Subcustodian on a "best efforts" basis. The Subcustodian will follow all instructions from BOIA with respect to voting as to any particular issue(s).

         As long as and to the extent that it exercises reasonable care, Subcustodian shall not be responsible for the title, validity, or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and Subcustodian shall be held harmless in acting upon instructions from an Authorized Person under this Agreement.

         Subcustodian shall be entitled to rely upon and may act upon advice of counsel (who may or may not be counsel for the Custodian or One Group) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         If the Custodian, One Group or BOIA require Subcustodian to take any action with respect to securities, which action involves the payment of monies or which action may, in the opinion of Subcustodian, result in Subcustodian's or its nominee's being liable for the payment of money or incurring liability of some other form, BOIA or One Group, as a prerequisite to requiring Subcustodian to take such action, shall provide indemnity to Subcustodian in an amount and form satisfactory to Subcustodian.

         Neither Custodian nor Subcustodian shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbance; sabotage; epidemics; riots;



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terrorism; interruptions, loss or malfunctions of utilities or communications service; accidents; labor disputes; acts of civil or military authority; governmental action; or inability to obtain labor, material, equipment, or transportation.

         Subcustodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement.

         Section 8. Fees. One Group shall in connection with each security hereunder pay to the Subcustodian the Subcustodian's fee, which shall accrue daily, and which shall be set forth on EXHIBIT B hereto.

         Section 9. Records and Reports. One Group hereby acknowledges that it may have the right to receive broker confirmations within the time period prescribed by 12 C.F.R. Section 12.5 at no additional cost. In lieu of receiving such confirmations within such time period, One Group and Subcustodian agree to the alternative procedures set forth in this Section. The Subcustodian shall furnish statements of account monthly to Custodian and One Group or in such other manner and frequency as the Subcustodian, Custodian and One Group shall agree.

         The Sub-custodian shall provide Custodian and One Group, upon request, with any quarterly or annual reports prepared in the normal course of business of the Subcustodian by the Subcustodian's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding securities relating to the services provided by the Subcustodian under this Agreement.

         The Subcustodian will not refuse any reasonable request for inspection and audit of its books and records by an agent of a Fund or the Custodian, as such records may relate to this Agreement.

         The Subcustodian shall cooperate with each Fund and the Custodian and their respective independent public accountants in connection with annual and other audits of the books and records of the Custodian or the Funds.

         Section 10. Effective Period, Termination and Amendment. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto, and may be terminated by any party hereto by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than thirty (30) days after the date of delivery or mailing; provided, however, that the Custodian may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Subcustodian by the Federal Deposit Insurance Corporation or upon the happening of a like event at the direction of an appropriate regulatory body or court of competent jurisdiction. Upon termination of this Agreement, the Subcustodian shall promptly deliver all property then held by the Subcustodian under this Agreement or cash proceeds thereof in accordance with instructions of BOIA.

         Section 11. Communications. All communications required or permitted to be given under this Agreement shall be in writing (including telex, telegraph or telefax, facsimile, or similar electronic transmittal device) unless expressly provided otherwise, and addressed as follows:


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


      (a)     If to the Subcustodian:                          NBD Bank
                                                               235 West Schrock Road
                                                               Westerville, Ohio 43271-1075
                                                               Telephone:  (614)
                                                               Telefax:  (614)

      (b)     If to the Custodian:                             State Street Bank and Trust Company
                                                               225 Franklin Street
                                                               Boston, Massachusetts 02119
                                                               Attention:  Janine Donovan
                                                               Telephone: 617-985-8757
                                                               Telefax: 617-985-1198

      (c)     If to BOIA:                                      Banc One Investment Advisors Corporation
                                                               1111 Polaris Parkway
                                                               Columbus, Ohio 43240
                                                               Attention: Bob Young
                                                               Telephone: (614) 213-0916
                                                               Telefax: (614) 213-7173

      (d)     If to One Group:                                 One Group Mutual Funds
                                                               c/o Banc One Investment Advisors
                                                               Corporation
                                                               1111 Polaris Parkway
                                                               Columbus, Ohio 43240
                                                               Attention:  Mark A. Beeson
                                                               Telephone: (614) 213-6678
                                                               Telefax: (614) 213-6331

         Section 12. Governing Law. This Agreement shall be construed and enforced according to the laws of the Commonwealth of Massachusetts and all provisions shall be administered according to the laws of said State, except as said laws are superseded or preempted by any Federal law.

         Section 13. Severability. The intention of the parties to this agreement is to comply fully with all laws, rules, regulations, and public policies, and this Agreement shall be construed consistently with all laws, rules, regulations, and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law, rule, regulation, or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

         Section 14. Non-Waiver. No failure by any party to insist upon compliance with any term of this Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the



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parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

         Section 15. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections and shall be ignored in construing this Agreement.

         Section 16. Additional Terms applicable to One Group. The names `One(R) Group Mutual Funds' and `Trustees of One(R) Group Mutual Funds' refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of `One(R) Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         Section 17. Waiver of Jury Trial. One Group, Custodian and the Subcustodian hereby voluntarily, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between the One Group, Custodian and/or Subcustodian arising out of, in connection with, related to, or incidental to the relationship established between the One Group, Custodian and/or Subcustodian in connection with this Agreement, or any other Agreement or document executed or delivered in connection herewith or the transactions related hereto.

         Section 18. Entire Agreement. This Agreement represents the entire agreement between the parties and may not be modified or amended except by a writing signed by the parties hereto.





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


         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed this __ day of March 199



                     ONE GROUP MUTUAL FUNDS

                     By:      /s/ Mark S. Redman
                        -----------------------------------
                     Title:      President
                           --------------------------------


                     NBD BANK
                     (as Subcustodian)

                     By:       /s/ Gary Young
                        -----------------------------------
                     Title:    Vice-President
                           --------------------------------


                     STATE STREET BANK AND TRUST COMPANY
                     (as Custodian)

                     By:       /s/ Kenneth Lynn
                        -----------------------------------
                     Title:    Executive Vice-President
                           --------------------------------




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
THE ONE GROUP              614 213 3486                       03/19  '99  13:20 NO.985  04/04
PTLA     -   LIST OF ASSETS                 Online Trust Inquiry System          Page 00001
Trust No 839461700            Name    PEGASUS MULTI SECTOR BOND FUND        DATE 02-11-99
ASSET/CUSIP                ASSET DESCRIPTION                  PAR/SHARES         COST
     100920030    FEDERAL HOUSING ADMINISTRATION     2037,350.8200               2096,606.71
     31499pdp9    MERRILL LYNCH PROJ PASS THRU CTFS
                  POOL #M170 DATED  3-1-86
                           7.430000%        MATURING  08-01-20
                  EST ANNUAL INC:           151,375.17        ORIG FACE VALUE    2,500,000.0000
                  BANKERS TRUST COMPANY
                                            REG:01   LPQ-6:  01-29-99  @  97.000 = 1976,230.29
     100920040    FEDERAL HOUSING ADMINISTRATION     2807,433.8100               2919,989.79
     31499PZ4     GREYSTONE 1996-2 PUTABLE POOL
                  DATED 2-1-96
                           7.430000%        MATURING  11-01-22
                  EST ANNUAL INC:           208,592.33        ORIG FACE VALUE    3,000,000.00
                  BANKERS TRUST COMPANY
                                            REG:01  LPQ-6: 01-29-99 @  95.656  = 2685,478.88
                           TOTAL U.S. GOVERNMENT BONDS        5,016.596.50
                           TOTAL COST-BONDS                   5,016,596.50
                           TOTAL MKT -BONDS                   4,661,709.17
                           GRAND TOTAL -COST                  5,016,596.50

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
                                                                                 Exhibit A-3
THE ONE GROUP              614 213 3486                       03/19   '99  13:20  NO. 985   03/04
PTLA     -   LIST OF ASSETS                 Online Trust Inquiry System          Page 00001
Trust No 838035200  Name    PEGASUS BOND FUND                               DATE 02-11-99
ASSET/CUSIP                ASSET DESCRIPTION                  PAR/SHARES         COST
     100920030      FEDERAL HOUSING ADMINISTRATION   1222,490.5200               1258,046.45
     31499PDP9      MERRILL LYNCH PROJ PASS THRU CTFS
                    POOL #M170 DATED  3-1-86
                           7.430000%        MATURING  08-01-20
                  EST ANNUAL INC:            90,831.05        ORIG FACE VALUE    1,500,000.0000
                  BANKERS TRUST COMPANY
                                            REG:01   LPQ-6:  01-29-99  @  97.000 = 1185,815.80
     100920040    FEDERAL HOUSING ADMINISTRATION     2479,044.3700               2578,434.52
     31499PZ4     GREYSTONE 1996-2 PUTABLE POOL
                  DATED 2-1-96
                           7.430000%        MATURING  11-01-22
                  EST ANNUAL INC:           184,193.00        ORIG FACE VALUE    2,652,269.1000
                  BANKERS TRUST COMPANY
                                            REG:01  LPQ-6: 01-29-99 @  95.656  = 2371,354.68
     100969931    MORGAN STANLEY MORTGAGE TRUST               2,319.5300         457,119.80
     61790tbt8    COLLATERALIZED MORTGAGE OBLIGATION
                  SERIES 37 CLASS 2 IO INV DTD 7-20-91
                    88600.000000%  MATURING 07-20-21

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
                                                                            Exhibit A-2
THE ONE GROUP              614 213 3486                       03/19   '99  13:20  NO. 985   04/04
 PTLA     -   LIST OF ASSETS                 Online Trust Inquiry System         Page 00001
Trust No 838035300            Name    PEGASUS INTERMEDIATE BOND FUND        DATE 02-11-99
ASSET/CUSIP                ASSET DESCRIPTION                  PAR/SHARES         COST
     100920040    FEDERAL HOUSING ADMINISTRATION     1871,622.5400               1946,829.71
     31499P7Z4    GREYSTONE  1996-2 PUTABLE POOL
                  DATED  2-1-96
                           7.430000%        MATURING  11-01-22
                  EST ANNUAL INC:           139,061.55        ORIG FACE VALUE    2,000,000.0000
                  BANKERS TRUST COMPANY
                                            REG:01   LPQ-6:  01-29-99  @  95.656 = 1790,319.25
                           TOTAL U.S. GOVERNMENT BONDS                 1,946,829.71
                           TOTAL COST-BONDS                            1,946,829.71
                           TOTAL MKT -BONDS                            1,790,319.25
                           GRAND TOTAL -COST                           1,946,829.71
                           GRAND TOTAL -MKT                            1,790,319.25
                           TOTAL EST ANNUAL INCOME                       139,061.55
                           PRINCIPAL CASH                                       .00
                           INCOME CASH                                          .00
                           GRAND TOTAL-PAR                             1,871,622.5400

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